PROSPECTUS Dated                                        Pricing Supplement No. 1
August 10, 2010                                         November 22, 2010

                                                              Rule 424 (b)(3)
                                                          Registration Statement
                                                              No. 333-168720

                              U.S. $10,000,000,000

                          FORD MOTOR CREDIT COMPANY LLC

                           FLOATING RATE DEMAND NOTES

                                   ----------

                             Interest Rate Per Annum

                                   ----------

  Period     Tier One Notes    Tier Two Notes   Tier Three Notes
Beginning     Under $15,000   $15,000-$50,000     Over $50,000
----------   --------------   ---------------   ----------------
11/22/2010       1.45%            1.55%              1.65%